Exhibit 4.6

SECOND SUPPLEMENTAL INDENTURE

6.00% SENIOR SECURED NOTES DUE 2023

Second Supplemental  Indenture (this “Supplemental Indenture”), dated as of June 14, 2016, among Communications Sales & Leasing, Inc., a Maryland corporation (“CS&L”), CSL Capital, LLC, a Delaware limited liability company (“CSL Capital,” and together with CS&L, the “Issuers”), the guarantors listed on Schedule A hereto (the “Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”).

W I T N E S S E T H :

WHEREAS the Issuers and the Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified through the date hereof, the “Indenture”), dated as of April 24, 2015, among the Issuers, the Guarantors, the Trustee and the Collateral Agent, providing for the issuance of 6.00% Senior Secured Notes due 2023 (the “Notes”), initially in the aggregate principal amount of $400,000,000 (the “Initial Notes”);

WHEREAS the issuance and delivery of an aggregate principal amount of $150,000,000 (the “New Notes”) have been authorized by resolutions adopted by the boards of directors of the Issuers;

WHEREAS the New Notes shall be Additional Notes;

WHEREAS the Incurrence of the Indebtedness represented by the New Notes is permitted as of the date hereof by Sections 2.01, 4.09 and 4.12 of the Indenture and the New Notes will be issued in compliance with the other applicable provisions of the Indenture;

WHEREAS the Issuers and the Guarantors have complied with all applicable conditions precedent provided for in the Indenture related to the issuance of the New Notes;

WHEREAS the Initial Notes and the New Notes will be treated as a single class of Notes for all purposes under the Indenture (as supplemented by this Supplemental Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase); and

WHEREAS the Issuers and the Guarantors have requested that the Trustee execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuers, the Guarantors, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

SECTION 1.

Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term

“Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders of Notes.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

SECTION 2.	Terms of New Securities. The following terms relating to the New Notes are hereby established:
(a)	Principal Amount. The aggregate principal amount of the New Notes that may be authenticated and delivered under the Indenture, as amended hereby, shall be $150,000,000.
(b)

Issue Price and Issuance Date.  The issue price of the New Notes shall be 99.250% of the aggregate principal amount of the New Notes, and the issuance date of the New Notes shall be June 14, 2016.  The date from which interest shall accrue on the New Notes shall be April 15, 2016.

(c)	The New Notes shall be issuable in whole or in part in the form of one or more Global Securities. The depositary for such Global Securities shall be The Depository Trust Company.
(d)	The New Notes shall have the other terms set forth in the form of global security attached hereto as Exhibit A.
(e)	The New Notes shall be considered Additional Notes issued pursuant to Section 2.01 of the Indenture.
SECTION 3.

Form of the New Notes.  The New Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The New Notes shall be executed on behalf of each Issuer by an Officer and authenticated by the Trustee pursuant to Section 2.02 of the Indenture.

SECTION 4.

Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 5.

Reaffirmation.  Each of the Issuers hereby ratifies and reaffirms its Obligations under the Indenture and the Notes; each Guarantor hereby ratifies and reaffirms its Guarantee; and each of the Issuers and each Guarantor hereby ratifies and reaffirms its grant of security interests and Liens to secure the Secured Obligations (as defined in the Security Agreement dated as of April 24, 2015, as amended, supplemented or otherwise modified through the date hereof, among the Issuers, the Guarantors and the Collateral Agent) and confirms and agrees that such security interests and Liens continue to secure all of the Secured Obligations, in each case, after giving effect to this Supplemental Indenture.

SECTION 6.	Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 7.	Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
SECTION 8.	Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

COMMUNICATIONS SALES & LEASING, INC., as Issuer

By:/s/ /Daniel Heard

Name:Daniel Heard

Title:Executive Vice President, General Counsel

CSL CAPITAL, LLC, as Co-Issuer

By:/s/ /Daniel Heard

Name:Daniel Heard

Title:Executive Vice President, General Counsel

[Signature Page to Supplemental Indenture]

GUARANTORS:

UNITI HOLDINGS LP By: Uniti Holdings GP LLC, as its General Partner
By:	/s/ /Daniel Heard
Name:Daniel Heard
Title: Executive Vice President, General Counsel

CSL NATIONAL, LP By: CSL NATIONAL GP, LLC, as its General Partner
By:	/s/ /Daniel Heard
Name:Daniel Heard
Title: Executive Vice President, General Counsel

CSL NORTH CAROLINA REALTY, LP By: CSL NORTH CAROLINA REALTY GP, LLC, as its General Partner
By:	/s/ /Daniel Heard
Name:Daniel Heard
Title: Executive Vice President, General Counsel

CSL NORTH CAROLINA SYSTEM, LP By: CSL NORTH CAROLINA REALTY GP, LLC, as its General Partner
By:	/s/ /Daniel Heard
Name:Daniel Heard
Title: Executive Vice President, General Counsel

[Signature Page to Supplemental Indenture]

CSL NATIONAL GP, LLC

CSL ALABAMA SYSTEM, LLC

CSL ARKANSAS SYSTEM, LLC

CSL FLORIDA SYSTEM, LLC

CSL IOWA SYSTEM, LLC

CSL MISSISSIPPI SYSTEM, LLC

CSL MISSOURI SYSTEM, LLC

CSL NEW MEXICO SYSTEM, LLC

CSL OHIO SYSTEM, LLC

CSL OKLAHOMA SYSTEM, LLC

CSL REALTY, LLC

CSL TEXAS SYSTEM, LLC

CSL NORTH CAROLINA REALTY GP, LLC

CSL TENNESSEE REALTY PARTNER, LLC

CSL TENNESSEE REALTY, LLC

CSL BANDWIDTH INC.
PEG BANDWIDTH, LLC
CONTACT NETWORK, LLC
PEG BANDWIDTH DC, LLC
PEG BANDWIDTH DE, LLC
PEG BANDWIDTH IA, LLC
PEG BANDWIDTH LA, LLC
PEG BANDWIDTH MA, LLC
PEG BANDWIDTH MS, LLC
PEG BANDWIDTH TX, LLC
PEG BANDWIDTH VA, LLC

By:	/s/ /Daniel Heard
Name:Daniel Heard
Title: Executive Vice President, General Counsel

[Signature Page to Supplemental Indenture]

Wells fargo bank, national association, as Trustee and as collateral agent

By: /s/ Michael Tu

Name:Michael Tu
Title:Assistant Vice President

[Signature Page to Supplemental Indenture]

EXHIBIT A

[FACE OF NOTE]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP [20341W AA3] [U20316 AC6]
ISIN [US20341WAA36] [USU20316AC63]

[[RULE 144A][REGULATION S] GLOBAL NOTE
representing up to
$         ]
6.00% Senior Secured Notes due 2023

No.            [$         ]

Communications Sales & Leasing, Inc. and CSL Capital, LLC

jointly and severally promise to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of                      United States Dollars] on April 15, 2023.

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

IN WITNESS HEREOF, each of the Issuers has caused this Note to be signed manually or by facsimile by its duly authorized officer.

COMMUNICATIONS SALES & LEASING, INC.
By:
Name:
Title:

CSL CAPITAL, LLC
By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:
Authorized Signatory

[Back of Note]

6.00% Senior Secured Notes due 2023

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.  INTEREST.  COMMUNICATIONS SALES & LEASING, INC., a Maryland corporation, and CSL CAPITAL, LLC, a Delaware limited liability company, jointly and severally promise to pay interest on the principal amount of this Note at 6.00% per annum from April 15, 2016 until maturity.  The Issuers will pay interest semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  The first Interest Payment Date shall be October 15, 2016. Interest on the Notes will accrue from April 15, 2016.  The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any, from time to time on demand at the interest rate on the Notes.  At maturity, the Issuers will pay accrued and unpaid interest from the most recent date to which interest has been paid or provided for.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.  METHOD OF PAYMENT.  The Issuers will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on April 1 or October 1 (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  Payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which hold at least $5,000,000 aggregate principal amount of the Notes and shall have provided wire transfer instructions to the Issuers or the Paying Agent for an account in the continental U.S.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.  PAYING AGENT AND REGISTRAR.  Initially, Wells Fargo Bank, National Association, will act as Paying Agent and Registrar.  The Issuers may change the Paying Agents or the Registrars without prior notice to the Holders.  The Issuer or any of its Subsidiaries may act as a Paying Agent or Registrar.

4.  INDENTURE.  The Issuers issued the Notes under an Indenture, dated as of April 24, 2015 (as supplemented to the date hereof, the “Indenture”), among Communications Sales & Leasing, Inc. and CSL Capital, LLC, the Guarantors named therein and the Trustee.  This Note is one of a duly authorized issue of notes of the

Issuers designated as its 6.00% Senior Secured Notes due 2023.  This Note is one of the Additional Notes referred to in the Indenture and which the Issuers are entitled to issue pursuant to Sections 2.01 and 4.09 of the Indenture.   The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling (other than with respect to pre-issuance interest).

5.  OPTIONAL REDEMPTION.

(a) Except as described below under clauses 5(b), 5(c) and 5(e) hereof, the Issuers will not be entitled to redeem the Notes at their option prior to April 15, 2018.

(b) At any time prior to April 15, 2018 the Issuers may redeem all or a part of the Notes upon notice as described in Section 3.03 of the Indenture, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of the redemption date, and, without duplication, accrued and unpaid interest, if any, to, but excluding, the redemption date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date.

(c) Until April 15, 2018, the Issuers may, at their option, upon notice as described in Section 3.03 of the Indenture, on one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued by them at a redemption price equal to 106.000% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date, with the net cash proceeds of one or more Equity Offerings; provided that at least 60% of the aggregate principal amount of Notes originally issued under the Indenture remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 120 days of the date of closing of each such Equity Offering.  Notice of any redemption upon any Equity Offering may be given prior to such Equity Offering, and any such redemption or notice may, at the Issuer’s discretion, be subject to completion of the related Equity Offering.

(d) On and after April 15, 2018, the Issuers may redeem the Notes, in whole or in part, upon notice as described in Section 3.03 of the Indenture, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on April 15 of each of the years indicated below:

Year	Percentage
2019....................................................................................................	104.500%
2020....................................................................................................	103.000%

2021....................................................................................................	101.500%

(e) In the event Holders of not less than 90% in aggregate principal amount of the then outstanding Notes accept a Change of Control Offer and the Issuers (or any third party making such Change of Control Offer in lieu of the Issuers as described above) purchases all of the Notes tendered by such Holders, the Issuers (or any such third party) will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to such Change of Control Offer, to redeem all of such Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment, plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes that remain outstanding, to, but excluding, the date of purchase.

(f) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

6.  MANDATORY REDEMPTION.  The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.  NOTICE OF REDEMPTION.  Subject to Section 3.03 of the Indenture, notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 12 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption subject to satisfaction of any conditions specified therein.

8.  OFFERS TO REPURCHASE.

(a) Upon the occurrence of a Change of Control Repurchase Event, the Issuers shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Payment”).  The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture.

(b) If the Issuer or any of its Restricted Subsidiaries consummates an Asset Sale, within fifteen (15) Business Days of each date that Excess Proceeds exceed $75.0 million, the Issuers shall commence an offer to all Holders of the Notes and, if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum principal amount of Notes (including any Additional Notes) and such other Pari Passu Indebtedness that may be purchased out of the Excess

Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for or permitted by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture.  To the extent that the aggregate principal amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture.  If the aggregate amount of Notes and the Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased (a) if the Notes or such Pari Passu Indebtedness are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes or such Pari Passu Indebtedness, as applicable, are listed, (b) on a pro rata basis based on the amount (determined as set forth above) of the Notes and such Pari Passu Indebtedness tendered or (c) by lot or such similar method in accordance with the procedures of The Depository Trust Company; provided that no notes of $2,000 or less shall be repurchased in part.  Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

9.  DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of the Notes.  Holders shall pay all taxes due on transfer.  The Issuers are not required to transfer or exchange any Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuers are not required to issue, transfer or exchange any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

10.  PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

11.  AMENDMENT, SUPPLEMENT AND WAIVER.  The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

12.  DEFAULTS AND REMEDIES.  The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice.  Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the Notes held by a non-consenting Holder.  The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required within ten (10) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuers propose to take with respect thereto.

13.  AUTHENTICATION.  This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

14.  COLLATERAL.  The Notes are secured by a security interest in the Collateral, subject to the terms of the Security Documents, the Intercreditor Agreement and any other applicable intercreditor agreement, subject to release or termination as provided in the Indenture and the Security Documents.

15.  GOVERNING LAW.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES.

16.  CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to the Issuers at the following address:

Communications Sales & Leasing, Inc.
10802 Executive Center Drive,

Benton Building Suite 300,

Little Rock, AR 72211

Attention: General Counsel

CSL Capital, LLC

10802 Executive Center Drive,

Benton Building Suite 300,

Little Rock, AR 72211

Attention: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:	(Insert assignee’ legal name)
(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

☐  Section 4.10    ¨  ☐  Section 4.14

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$             .

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)
Tax Identification No.: Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $            .  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal	Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

* This schedule should be included only if the Note is issued in global form.